 Exhibit 99.1

Nov 15, 2011 09:33 ET

Magnolia Solar Files 10Q for the Third Quarter of 2011 and Provides Corporate Update

Company Demonstrates Significant Progress With Its Ultra-High Efficiency Thin-Film Solar Technology

WOBURN, MA and ALBANY, NY--(Marketwire - November 15, 2011) - Magnolia Solar Corporation (OTCBB: MGLT) ("Magnolia") announced that it has filed its 10Q for the third quarter of 2011, and highlights accomplishments in developing ultra-high efficiency nanostructure-based solar cells for defense and commercial applications. Co-located at the Albany NanoTech Complex, Magnolia continues to strengthen its intellectual property to secure high-value solar commercial opportunities and joint ventures.

Magnolia is accelerating the development of a thin-film solar product that offers significant cost savings per watt over traditional silicon-based solar cells, with the goal of achieving efficiencies of 20% or greater at a cost of $0.50 per watt for the commercial market. Magnolia believes it is moving closer every quarter to this goal, through continued development of this proprietary technology at the Albany NanoTech facility in Albany, New York.

In addition to advancements in its commercial program, Magnolia continued to benefit from recent competitive government contracts from the US Air Force, NASA, and NYSERDA (New York State Energy Research and Development Authority) to develop high-efficiency solar cells.

Development Goals for Achieving Ultra-High Efficiency Thin-Film Solar Cells:

Further develop proprietary high-efficiency anti-reflective (AR) light trapping technology demonstrated to absorb as much as 98% of the solar spectrum over a wide range of angles for larger surface areas.

Demonstrate thin-film solar cells with 20% or higher efficiency so as to outperform the 12-15% of thin-film solar cell technologies on the market today.

Reduce cost to $0.50 per watt from the current $0.80 - $0.90 per watt for thin-film and $1.25 - $1.50 per watt for silicon-based solar cells.

File additional patent applications and monetize value through joint ventures with large players in the photovoltaic industry.

Secure new contracts to develop high-value thin-film technology for federal and state government agencies such as USAF/NASA/NYSERDA.

Commence pilot manufacturing and emerge from the development stage in late 2012 or early 2013.

Significant Third Quarter Accomplishments:

 Filed an additional patent application that adds to Magnolia's intellectual property portfolio on high-efficiency thin-film solar cell designs, processes and high-performance nanostructured antireflection coatings to improve solar cell performance.

Demonstrated and discussed high-voltage InGaAs quantum well waveguide solar cells at the 2011 Solar Energy and Technology conference incorporating a unique structure capable of improving the performance of photovoltaic modules, a significant component in achieving high efficiency.

Reported on recent development initiatives for NASA at the 22nd Space Photovoltaic Research and Technology conference; Magnolia's unique thin-film design can potentially deliver high efficiency over a wide range of atmospheric conditions.

Summarized groundbreaking results with a novel cell design that exceeds traditional limits on solar cell performance at the 220th Electrochemical Society Meeting and Electrochemical Energy Summit. Presentation discussed the potential technological significance of Magnolia's anti-reflective coating and value potential of patents on the technology.

Spotlighted progress of nanostructure-based thin-film solar cells and nanostructured antireflection coatings at the Advanced Energy 2011 Conference. Showed how Magnolia's light-trapping techniques increased voltage performance and how its AR coating achieved very high transmission rates -- two ingredients necessary for the operation of ultra-high efficiency solar cells throughout the day. Magnolia has filed patents for these technologies.

Presented progress on Magnolia's nanostructure-based thin-film solar cells, as well as recent groundbreaking results on its nanostructured antireflection coatings, at the 4th Annual NanoRenewable Energy Summit 2011. We believe the significance of the technology will lead to ultra-high efficiency solar cells for defense and commercial markets.

Management Comments:

"The global solar industry continues to thrive despite the current economic headwinds. Magnolia has made significant progress toward its product development goals during the past few months," commented Ashok Sood, Magnolia Solar CEO. "It is important to note that our technology and development programs are drastically different from many of our competitors, and the recent decline in component pricing has not impacted our development programs or contracts with these government agency clients. We remain committed and focused, and are working to achieve our goals in developing ultra-high efficiency solar cells for commercial markets. We are filing multiple high-value patents and making advancements that we believe will be of significant interest to large players in the solar industry in the not-too-distant future. We continue to win competitive contracts from the government to fund our development program, which is further evidence of the promise of our approach. We are determined to meet our goals and look forward to updating the investment community as we secure our position in ultra-high efficiency thin-film solar cell technology."

To read Magnolia Solar's third quarter 10Q and additional investor information, or to be added to the distribution list, please visit: http://www.magnoliasolar.com/investors/index.php.

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin-film solar cell technologies that employ nanostructured materials and designs. Both higher current and voltage outputs are expected from thin-film solar cells that combine Magnolia's exclusive material structures with advanced optical coatings. Magnolia's patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt. Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, YouTube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact Information

For more information, please contact:
Adam Holdsworth
Investor Relations
Enrique Briz
Public Relations
The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210